UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 13, 2012

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2012, the Board of Directors and Compensation and Nominating Committee of the Board of Directors of MIPS Technologies, Inc. (the “Company”) approved bonuses to the following named executive officers: Sandeep Vij ($150,000), Gail Shulman ($100,000) and William Slater ($75,000).  The bonuses were awarded in recognition of the efforts of the aforementioned officers in connection with the Company’s recent announcement to sell certain patent properties and to then consummate a merger (the “Strategic Transactions”). The bonuses will be paid upon and are subject to the closing of the strategic transactions, which the Company anticipates will occur in the first quarter of 2013.

Additional information regarding the Strategic Transactions, and copies of the patent sale agreement and merger agreement, can be found on the Company’s Current Report on Form 8-K filed on November 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: November 19, 2012	By:	/s/ WILLIAM SLATER
Name: William Slater
Title: Chief Financial Officer and Treasurer